Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 760-931-5500

email: investors@dothill.com

Dot Hill Reports Full Year and Fourth Quarter 2009 Results

Significant full year non-GAAP net loss improvement and positive cash flow from operations, and fourth quarter revenue,

non-GAAP loss per share and cash all within guidance.

LONGMONT, Colo. —March 4, 2010 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the fourth quarter and year ended December 31, 2009.

Financial and Operational Highlights:

•	Increased 2009 non-GAAP gross margin to 16.3 percent compared to 12.1 percent in 2008
•	Lowered non-GAAP operating expenses by nearly 12 percent to $46.8 million in 2009 from $53 million in 2008
•	Reduced non-GAAP net loss to 18 cents per share in 2009 compared to 40 cents per share in 2008
•	Cash flow from operations of $3.4 million in 2009 with year ending 2009 cash and cash equivalents of $57.6 million

“I am pleased with the achievements our team made during the past year,” said Dana Kammersgard, Dot Hill’s president and chief executive officer. “We have reduced our operating losses by nearly $10 million on a non-GAAP basis relative to 2008 despite less revenue, by aggressively reducing product costs and lowering non-GAAP operating expenses by well over 10 percent year-over-year. At the same time, we have executed very well for our large Tier-1 customers and in launching new and very competitive products. We have now completed the first stage of our transformation which began in 2006 and believe that our core storage array business can be profitable. We continue to make the strategic investments designed to develop our sales channels and diversify the Company to include software-centric storage solutions. These investments represent a well-defined opportunity for Dot Hill to achieve sustainable profitability and attractive margins.”

Full-Year 2009 Financial Detail:

The Company recognized net revenue of $234.4 million for the full year of 2009, compared to $272.9 million for the year ended 2008. The decline in year-over-year revenue was due to the economy and declines in revenue from Sun Microsystems, partially offset by increases in revenue from other OEM customers.

Gross margin for 2009 was 16.1 percent, compared to 11.1 percent in 2008. Operating expenses for 2009 were $51.7 million compared to $57.6 million in 2008. Net loss for 2009 was $13.6 million, or $0.29 per share, as compared to a net loss of $25.8 million, or $0.56 per share, in 2008.

Non-GAAP gross margin was 16.3 percent for 2009, compared to 12.1 percent for 2008. The increase in non-GAAP gross margin was primarily due to product cost reductions. Total non-GAAP operating expenses for 2009 were $46.8 million, as compared to $53.0 million for 2008. The decline in non-GAAP operating expenses was due to cost reduction initiatives implemented in 2008 and 2009 as part of the Company’s continued and disciplined cost control focus.

Non-GAAP net loss for 2009 was 8.4 million, or $0.18 per share, as compared to a 2008 non-GAAP net loss of $18.2 million, or $0.40 per share. Non-GAAP EBITDA for 2009 was negative $5.5 million compared to negative $12.2 million for 2008.

Fourth Quarter 2009 Financial Detail:

The Company recognized net revenue of $62.6 million for the fourth quarter of 2009, compared to $72.4 million for the fourth quarter of 2008 and $63.6 million for the third quarter of 2009. The decline in year-over-year revenue was due to declines in revenue from Sun Microsystems, partially offset by increases in revenue from other OEM customers. On a sequential basis, revenue declined by $1.0 million which was largely a result of a few non-recurring revenue transactions that occurred in the third quarter of 2009.

Gross margin for the fourth quarter of 2009 was 14.3 percent, compared to 13.9 percent for the fourth quarter of 2008 and 18.3 percent for the third quarter of 2009. Operating expenses for the fourth quarter of 2009 were $14.0 million, as compared to $18.9 million for the fourth quarter of 2008 and $12.9 million in the third quarter of 2009.

Net loss for the fourth quarter of 2009 was $5.0 million, or $0.11 per share, as compared to a net loss of $8.6 million, or $0.19 per share, in the fourth quarter of 2008, and $1.1 million, or $0.02 per share, in the third quarter of 2009.

Non-GAAP gross margin was 14.5 percent for the fourth quarter of 2009, compared to 14.0 percent for the fourth quarter of 2008 and 18.4 percent for the third quarter of 2009. Total non-GAAP operating expenses for the fourth quarter of 2009 were $12.0 million, as compared to $12.5 million for the fourth quarter of 2008 and $11.9 million for the third quarter of 2009.

Non-GAAP net loss for the fourth quarter of 2009 was 3.0 million, or $0.06 per share, as compared to a fourth quarter of 2008 non-GAAP net loss of $2.1 million, or $0.05 per share, and a third quarter 2009 non-GAAP net loss of $0.1 million, or $0.00 per share. Non-GAAP EBITDA for the fourth quarter of 2009 was negative $2.1 million compared to negative $0.7 million for the fourth quarter of 2008 and $0.4 million for the third quarter of 2009.

Balance Sheet and Cash Flows:

The Company exited 2009 with cash and cash equivalents of $57.6 million compared to $56.9 million at the end of 2008. The increase in the Company’s cash was primarily attributable to tighter management of working capital. The Company also generated $3.4 million in cash flows from operations during the year ended December 31, 2009.

“We were pleased with the progress we made despite the challenging macroeconomic conditions in 2009,” said Hanif Jamal, Dot Hill’s senior vice president and chief financial officer. “Our company-wide efforts during the year enabled us to lower our break-even point significantly, improve gross margins, and continue to effectively manage operating expenses, working capital and cash.”

First Quarter 2010 Outlook:

The Company is targeting first quarter 2010 net revenue in the range of $60 to $65 million and a non-GAAP net loss per share in the range of $0.05 to $0.10.

“Gross margin percentage is expected to improve modestly on a non-GAAP basis as we expect a more favorable customer sales mix in the quarter,” said Mr. Jamal. “Operating expenses are expected to increase as a result of the acquisition of Cloverleaf Communications, Inc., in January 2010, and as we continue to invest in our channel program and software development. Consequently, we expect cash and cash equivalents at the end of the first quarter of 2010 to be in the range of $50 to $52 million.”

Conference Call Information:

Dot Hill’s fourth quarter and full year 2009 financial results conference call is scheduled to take place on March 4, 2010 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available on the Dot Hill web site following the conference call. For a telephone replay, dial 800-642-1687 (U.S.) or 706-645-9291 (International) and enter passcode 57173004.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the effects of share-based compensation expense, severance costs, restructuring costs, long lived asset impairment charges, transaction expenses associated with our acquisition of Cloverleaf Communications Inc., a contingent consideration adjustment, foreign currency gains or losses, the effects of legal settlements and the issuance of a warrant to a customer, and are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, Israel and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s projected financial results for the first quarter of and full year of 2010 and thereafter, Dot Hill’s ability to achieve profitability and Dot Hill’s ability to take advantage of technology transitions to win new customers. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the first quarter and full year of 2010 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that Dot Hill may have difficulties integrating the business acquired from Cloverleaf Communications, Inc.; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
NET REVENUE	$63,600	$72,385	$62,566	$272,879	$234,383
COST OF GOODS SOLD	51,969	62,326	53,600	242,491	196,556

GROSS PROFIT	11,631	10,059	8,966	30,388	37,827

OPERATING EXPENSES:
Sales and marketing	2,772	2,969	3,114	13,878	10,970
Research and development	7,241	7,220	6,793	28,709	28,120
General and administrative	2,320	2,488	2,577	12,779	10,139
Restructuring charge	530	813	1,489	813	2,430
Legal settlement	—	—	—	(4,036)	—
Long-lived asset impairment charge	—	5,432	—	5,432	—

Total operating expenses	12,863	18,922	13,973	57,575	51,659

OPERATING LOSS	(1,232)	(8,863)	(5,007)	(27,187)	(13,832)

OTHER INCOME:
Interest income, net	17	164	30	1,538	161
Other income (expense), net	(10)	13	23	74	6

Total other income, net	7	177	53	1,612	167

LOSS BEFORE INCOME TAXES	(1,225)	(8,686)	(4,954)	(25,575)	(13,665)
INCOME TAX EXPENSE (BENEFIT)	(88)	(92)	54	190	(40)

NET LOSS	$(1,137)	$(8,594)	$(5,008)	$(25,765)	$(13,625)

NET LOSS PER SHARE:
Basic and diluted	$(0.02)	$(0.19)	$(0.11)	$(0.56)	$(0.29)

WEIGHTED AVERAGE SHARES USED TO CALCULATE NET LOSS PER SHARE:
Basic and diluted	47,258	46,308	47,437	46,136	47,094

DOT HILL SYSTEMS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value data)

	December 31, 2008	December 31, 2009
	(audited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$56,850	$57,574
Accounts receivable, net	41,035	34,197
Inventories	14,127	4,333
Prepaid expenses and other assets	4,796	5,314

Total current assets	116,808	101,418
Property and equipment, net	2,410	3,616
Intangible assets, net	4,164	3,029
Other assets	515	217

Total assets	$123,897	$108,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$31,050	$28,411
Accrued compensation	3,217	3,602
Accrued expenses	5,229	4,220
Deferred revenue	1,121	1,217
Restructuring accrual	681	1,697
Current portion of long-term note payable	249	261

Total current liabilities	41,547	39,408
Long term note payable	607	346
Other long-term liabilities	5,091	2,175

Total liabilities	47,245	41,929

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2008 and December 31, 2009	—	—
Common stock, $.001 par value, 100,000 shares authorized, 46,308 and 48,952 shares issued and outstanding at December 31, 2008 and December 31, 2009, respectively	46	49
Additional paid-in capital	300,555	303,841
Accumulated other comprehensive loss	(3,474)	(3,439)
Accumulated deficit	(220,475)	(234,100)

Total stockholders’ equity	76,652	66,351

Total liabilities and stockholders’ equity	$123,897	$108,280

DOT HILL SYSTEMS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2008	2009
	(audited)	(unaudited)
Cash Flows From Operating Activities:
Net loss	$(25,765)	$(13,625)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,833	2,871
Long-lived asset impairment charge	5,432	—
Loss on disposal of property and equipment	11	—
Adjustment to contingent consideration	—	(649)
(Reduction) provision in bad debt reserve	25	(63)

Share-based compensation expense	2,884	2,822
Issuance of warrant to customer	2,282	—
Changes in operating assets and liabilities:
Accounts receivable	(8,484)	6,888
Inventories	(5,077)	9,792
Prepaid expenses and other assets	(1,021)	(524)
Accounts payable	2,332	(2,564)
Accrued compensation and other expenses	(1,391)	(453)
Deferred revenue	(311)	(1,579)
Restructuring accrual	672	1,016
Other long-term liabilities	190	(499)

Net cash provided by (used in) operating activities	(22,388)	3,433

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,891)	(2,939)
Purchases of intangible assets	(2,545)	—

Net cash used in investing activities	(4,436)	(2,939)

Cash Flows From Financing Activities:
Principal payment of note payable	—	(249)
Proceeds from exercise of stock options and warrants	284	—
Proceeds from sale of stock to employees	912	467

Net cash provided by financing activities	1,196	218

Effect of Exchange Rate Changes on Cash and Cash Equivalents	120	12

Net (Decrease) Increase in Cash and Cash Equivalents	(25,508)	724
Cash and Cash Equivalents, beginning of period	82,358	56,850

Cash and Cash Equivalents, end of period	$56,850	$57,574

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$67	$78

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Capital assets acquired but not paid	$168	$170

Promissory note for intangible assets purchase	$918	$—

Contingent payment for intangible assets purchase	$1,070	$—

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION TABLE OF NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008	2009
Net revenue, as reported	$63,600	$72,385	$62,566	$272,879	$234,383
Effect of issuance of warrant to customer	—	—	—	2,282	—

Non-GAAP net revenue	$63,600	$72,385	$62,566	$275,161	$234,383

Gross profit, as reported	$11,631	$10,059	$8,966	$30,388	$37,827
Effect of issuance of warrant to customer	—	—	—	2,282	—
Effect of share-based compensation	75	71	90	377	382
Effect of severance costs	—	—	—	246	—

Non-GAAP gross profit	$11,706	$10,130	$9,056	$33,293	$38,209

Operating expenses, as reported	$12,863	$18,922	$13,973	$57,575	$51,659
Effect of currency gain (loss)	134	401	(40)	586	(148)
Effect of share-based compensation	(522)	(589)	(581)	(2,507)	(2,440)
Effect of legal settlement	—	—	—	3,836	—
Effect of long-lived asset impairment charge	—	(5,432)	—	(5,432)	—
Effect of restructuring charge	(530)	(813)	(1,489)	(813)	(2,430)
Effect of contingent consideration adjustment	—	—	649	—	649
Effect of Cloverleaf acquisition costs	—	—	(469)	—	(469)
Effect of severance costs	—	—	—	(287)	—

Non-GAAP operating expense	$11,945	$12,489	$12,043	$52,958	$46,821

Net loss, as reported	$(1,137)	$(8,594)	$(5,008)	$(25,765)	$(13,625)
Effect of currency (gain) loss	(134)	(401)	40	(586)	148
Effect of share-based compensation	597	660	671	2,884	2,822
Effect of issuance of warrant to customer	—	—	—	2,282	—
Effect of legal settlement	—	—	—	(3,836)	—
Effect of long-lived asset impairment charge	—	5,432	—	5,432	—
Effect of restructuring charge	530	813	1,489	813	2,430
Effect of contingent consideration adjustment	—	—	(649)	—	(649)
Effect of Cloverleaf acquisition costs	—	—	469	—	469
Effect of severance costs	—	—	—	533	—

Non-GAAP net loss	$(144)	$(2,090)	$(2,988)	$(18,243)	$(8,405)

Non-GAAP net loss per share:
Basic and diluted	$(0.00)	$(0.05)	$(0.06)	$(0.40)	$(0.18)

Weighted average shares used to calculate net loss per share:
Basic and diluted	47,258	46,308	47,437	46,136	47,094

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION TABLE OF NON-GAAP MEASURES: EBITDA

(In thousands)

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008	2009
Non-GAAP net loss	$(144)	$(2,091)	$(2,988)	$(18,243)	$(8,405)
Interest expense	11	26	12	57	57
Income tax expense (benefit)	(88)	(91)	54	191	(40)
Depreciation	358	1,032	508	4,274	1,736
Amortization	284	416	284	1,559	1,135

Non-GAAP EBITDA	$421	$(708)	$(2,130)	$(12,162)	$(5,517)